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Exhibit 10.24

THIRD AMENDMENT TO AGREEMENT OF LEASE

        THIS THIRD AMENDMENT TO AGREEMENT OF LEASE (this "Amendment") is made on this 24th day of April, 2002, by and between MASONS MILL PARTNERS, L.P., a Pennsylvania limited partnership ("Landlord"), and IMMUNICON CORPORATION, a Pennsylvania corporation ("Tenant").

BACKGROUND

        Pursuant to a certain Agreement of Lease dated August 20, 1999 (the "Original Lease"), as amended by a certain First Amendment to Agreement of Lease dated as of August 20, 1999 (the "First Amendment") and by a certain Second Amendment to Agreement of Lease dated September 19, 2000 (the "Second Amendment"), Tenant is leasing from Landlord 29,465 rentable square feet of space, as more particularly described in the Lease, (the "Existing Premises") in the buildings known as Building # 1 and Building #2 erected on certain land (the "Land") located at Masons Mill Business Park, Huntingdon Valley, Pennsylvania 19006 (the "Park") for an initial term expiring on November 30, 2006. The Original Lease, the First Amendment, and the Second Amendment are sometimes referred to herein collectively as the "Lease." Landlord and Tenant now desire to amend the Lease to provide, among other things, for the expansion of the Demised Premises as set forth below.

        NOW, THEREFORE, in consideration of the mutual covenants and conditions set forth below, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

        1.    Capitalized Terms: "Building".    The capitalized terms used in this Amendment shall have the same meanings as are set forth in the Lease, except where otherwise defined herein.

        2.    Expansion of the Demised Premises.    Landlord, for a term commencing on May 1, 2002 (the "Building #4 Space Commencement Date") and subject to the provisions and conditions hereof and of the Lease, hereby leases to Tenant, and Tenant hereby rents from Landlord, an additional 1,400 rentable square feet of space (the "Building #4 Space") in the building known as Building #4 ("Building #4") as identified on Exhibit "A" attached hereto. Except as otherwise set forth in this Amendment, effective on the date of this Amendment, the Demised Premises shall consist of and be defined as all of Building #1, the Bridge and Building #2, and the Building #4 Space in the Park containing 30,865 rentable square feet of space. Tenant agrees to accept possession of the Building #4 Space in an "AS IS" condition.

        3.    Fixed Rent for the Building #4 Space and Existing Premises.

        (a)   Commencing on May 1, 2002 and continuing throughout the remainder of the Lease Term, Fixed Rent for the Building #4 Space ONLY shall be payable by Tenant to Landlord, in the manner set forth in the Lease, according to the following schedule:

Period of Lease Term	Annual Fixed Rent Due	Monthly Installment of Annual Fixed Rent	Annual Fixed Rent per Rentable Square Foot
5/1/02-11/30/02	$13,066.67	$1,866.67	$16.00 + electric
12/1/02-11/30/03	$23,100.00	$1,925.00	$16.50 + electric
12/1/03-11/30/04	$23,800.00	$1,983.33	$17.00 + electric
12/1/04-11/30/05	$24,500.00	$2,041.67	$17.50 + electric
12/1/05-11/30/06	$25,200.00	$2,100.00	$18.00 + electric

        (b)   The electricity for the Building #4 Space is separately metered. Tenant shall pay to Landlord the cost of Tenant's electrical usage in the Building #4 Space within thirty (30) days after Tenant's receipt of an invoice from Landlord detailing such usage or, if appropriate, directly to the appropriate utility or supplier.

        (c)   In addition to the Fixed Rent payments set forth above for the Building #4 Space, Tenant shall continue to pay Fixed Rent for the Existing Premises in accordance with the Lease.

        (d)   Provided Tenant is not then in default under the Lease, as amended, beyond any applicable cure period, Tenant shall have the right to terminate this Third Amendment by giving written notice of its election to do so to Landlord at least one (1) month prior to the desired Early Termination Date. If Tenant exercises its option to terminate in accordance with the provisions hereof, the Third Amendment shall be terminated on the Early Termination Date without further liability of either party, except for such liability of Tenant hereunder as has accrued on or prior to the Early Termination Date (or is to be charged to Tenant after termination as provided in the Lease). After notice has been given to landlord of Tenant's election to terminate the Third Amendment, the Building 4 portion of the Demised Premises may be shown by Landlord from time to time, at any time during normal business hours or any other reasonable time, to prospective tenants.

        4.    Additional Rent; Tenant's Proportionate Share.    Tenant shall continue to pay Additional Rent as set forth in the Lease; provided, however, that from and after the Building #4 Space Commencement Date, Tenant's Proportionate Share shall be increased to 14.5720% (30,865/211,811).

        5.    Confession of Judgment for Possession.    Subsection 18.1(f) and Section 18.2 of the Lease are hereby amended and restated in their entirety, and shall be applicable to the Lease as amended and to the Existing Premises and the Additional Space.

          18.1(f).    SECTION 18.1. (f)(i) BELOW SETS FORTH WARRANTS OF ATTORNEY TO CONFESS JUDGMENTS AGAINST TENANT. IN GRANTING THESE WARRANTS OF ATTORNEY TO CONFESS JUDGMENTS AGAINST TENANT, TENANT HEREBY KNOWINGLY, INTENTIONALLY, VOLUNTARILY AND UNCONDITIONALLY WAIVES ANY AND ALL RIGHTS TENANT HAS OR MAY HAVE TO PRIOR NOTICES AND AN OPPORTUNITY FOR HEARING UNDER THE RESPECTIVE CONSTITUTIONS AND LAWS OF THE UNITED STATES AND THE COMMONWEALTH OF PENNSYLVANIA.

  Tenant's initials: /s/ JW 4/24/02

          (i)    CONFESSION OF JUDGMENT FOR POSSESSION.    TENANT IRREVOCABLY AUTHORIZES AND EMPOWERS THE PROTHONOTARY OR CLERK OR ANY ATTORNEY OF ANY COURT OF RECORD TO APPEAR FOR AND CONFESS JUDGMENT AGAINST TENANT FOR POSSESSION OF THE DEMISED PREMISES, WITHOUT STAY OF EXECUTION. TO THE EXTENT PERMITTED BY LAW, TENANT RELEASES ALL ERRORS IN SUCH PROCEEDINGS. IF A VERIFIED COPY OF THIS LEASE IS FILED, IT SHALL NOT BE NECESSARY TO FILE THE ORIGINAL LEASE. THE AUTHORITY AND POWER TO APPEAR FOR AND CONFESS JUDGMENT AGAINST TENANT SHALL NOT BE EXHAUSTED BY THE INITIAL EXERCISE THEREOF AND JUDGMENT MAY BE CONFESSED AS OFTEN AS ANY EVENT OF DEFAULT HEREUNDER OCCURS. SUCH AUTHORITY MAY BE EXERCISED DURING OR AFTER THE EXPIRATION OF THE LEASE TERM AND/OR DURING OR AFTER THE EXPIRATION OF ANY EXTENDED OR RENEWAL TERM. IF SUCH PROCEEDING IS TERMINATED AND THE POSSESSION OF THE DEMISED PREMISES REMAINS IN OR IS RESTORED TO TENANT, LANDLORD SHALL HAVE THE RIGHT FOR THE SAME EVENT OF DEFAULT AND UPON ANY SUBSEQUENT EVENT OR EVENTS OF DEFAULT, OR UPON THE TERMINATION OF THIS LEASE UNDER ANY OF THE TERMS OF THIS LEASE, TO BRING ONE OR MORE FURTHER ACTION OR ACTIONS AS HEREINBEFORE SET FORTH TO RECOVER POSSESSION OF THE DEMISED PREMISES AND CONFESS JUDGMENT FOR THE RECOVERY OF POSSESSION OF THE DEMISED PREMISES AS HEREINABOVE PROVIDED.

          18.2    PROCEEDINGS.    IF PROCEEDINGS SHALL BE COMMENCED BY LANDLORD TO RECOVER POSSESSION UNDER THE ACTS OF ASSEMBLY AND RULES OF CIVIL PROCEDURE, EITHER AT THE END OF THE LEASE TERM OR UPON THE EARLIER TERMINATION OF THIS LEASE, OR FOR NON-PAYMENT OF RENT OR ANY OTHER

  REASON, TENANT SPECIFICALLY WAIVES THE RIGHT TO ANY AND ALL NOTICES REQUIRED BY THE LANDLORD AND TENANT ACT OF 1951, AS THE SAME MAY BE AMENDED, AND AGREES THAT TEN (10) DAYS' NOTICE SHALL BE SUFFICIENT IN ALL CASES.

        6.    Brokers.    Each party represents and warrants to the other that it, he, she or they have not made any agreement or taken any action which may cause anyone to become entitled to a commission as a result of the transactions contemplated by this Amendment, and each will indemnify and defend the other from any and all claims, actual or threatened, for compensation by any such third person by reason of such party's breach of its, his, her or their representation or warranty contained in this Article.

        7.    Miscellaneous.    Except as otherwise provided in this Amendment, all provisions of the Lease shall continue in full force and effect, and are incorporated herein by reference; however, to the extent that anything contained in this Amendment conflicts with or is inconsistent with any term or provision of the Lease, the terms and provisions of this Amendment shall control. This Amendment shall be binding upon, and shall inure to the benefit of, Landlord and Tenant and their respective successors and assigns.

        IN WITNESS WHEREOF, Landlord and Tenant have caused this Amendment to be executed on the day and year first above written.

LANDLORD: MASONS MILL PARTNERS, L.P., a Pennsylvania limited partnership
By:	Woodmount Company, LLC, a Pennsylvania limited liability company, its sole General Partner
By:	/s/ DUNCAN B. PITCAIRN Name: Duncan B. Pitcairn Title: Managing Member
TENANT: IMMUNICON CORPORATION
By:	/s/ EDWARD L. ERICKSON Name: Edward L. Erickson Title: Chairman, President & CEO

EXHIBIT "A"

Plan of the Building #4 Space

Landlord: /s/ DBP
Tenant: /s/ [ILLEGIBLE]
4/24/02

Masons Mill Business Park
Huntingdon Valley, Pennsylvania

Building 4
1,400 Square Feet
(optional additional 360 square foot space)

[GRAPHIC]

Landlord: /s/ DBP
Tenant: /s/ [ILLEGIBLE]
4/24/02

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  Exhibit 10.24
THIRD AMENDMENT TO AGREEMENT OF LEASE
BACKGROUND